EXHIBIT 2.4

FIRST AMENDMENT TO THE

COMPANY AGREEMENT

OF

HALL STRUCTURED FINANCE II, LLC

(f/k/a HSF Holdings, LLC)

THIS FIRST AMENDMENT TO THE COMPANY AGREEMENT OF HALL STRUCTURED FINANCE II, LLC (the “Amendment”) is made and entered into effective as of the 16th day of September, 2013 (the “Effective Date”), by and among all of the members of Hall Structured Finance, II, LLC, a Texas limited liability company, (the “Company”). Pursuant to the authority contained in the Company Agreement of Hall Structured Finance II, LLC (the “Company Agreement”) and the provisions of the Texas Business Organizations Code, the undersigned do hereby amend the Company Agreement as follows:

WITNESSETH:

WHEREAS, the sole member of the Company desires to change the name of the Company to Hall Structured Finance II, LLC; and

WHEREAS, the sole member of the Company has determined that the actions set out above and the amendment to the Company Agreement reasonably may be expected to benefit, directly or indirectly, the Partnership.

NOW THEREFORE BE IT RESOLVED, the sole Member of the Company agrees to amend the Company Agreement as follows:

1.	The definition of “Company” in Section 1.01 of ARTICLE I of the Company Agreement is hereby deleted in its entirety and amended and restated as follows:

“Company” means Hall Structured Finance II, LLC, a Texas limited liability company.

2.	The reference to the name of the Company in the title of the Company Agreement and any and all references to the name of the Company throughout the Company Agreement are hereby amended to read “Hall Structured Finance II, LLC”

3.	The sole Member agrees that this Amendment shall not windup the Company and the business of the Company shall be deemed to have continued notwithstanding this Amendment and notwithstanding any contrary rights and privileges which may be contained in the Company Agreement. In all other respects, the Company Agreement shall remain in full force and effect.

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Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed and accepted this Amendment as of the Effective Date.

SOLE MEMBER:

HALL PHOENIX/INWOOD LTD.,
a Texas limited partnership

By:	Phoenix/Inwood Corporation,
a Texas corporation
Its General Partner

	By:	/s/ Donald L. Braun
Donald L. Braun
President

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